EXHIBIT 1

 JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Common Stock of Transcept Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 13th day of August, 2013.

SC FUNDAMENTAL VALUE FUND, L.P.
By: SC Fundamental LLC, its General Partner

By:	/s/ Neil H. Koffler
Name: Neil H. Koffler
Title: Member

SC FUNDAMENTAL LLC

By:	/s/ Neil H. Koffler
Name: Neil H. Koffler
Title: Member

/s/ Neil H. Koffler
Neil H. Koffler as Attorney-in-Fact for
Peter M. Collery (1)

/s/ Neil H. Koffler
Neil H. Koffler

/s/ Neil Koffler
Neil H. Koffler as Attorney-in-Fact for
John T. Bird (2)

/s/ Neil Koffler
Neil H. Koffler as Attorney-in-Fact for
David A. Hurwitz (3)

SC FUNDAMENTAL LLC EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

By:	/s/ Peter M. Collery
Name: Peter M. Collery
Title: Member

(1)	Executed by Neil H. Koffler as Attorney-in-Fact for Peter M. Collery. The Power of Attorney for Mr. Collery is attached as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of Trans World Corporation, filed on January 24, 2013, and is incorporated herein by reference.
(2)	Executed by Neil H. Koffler as Attorney-in-Fact for John T. Bird. The Power of Attorney for Mr. Bird is attached as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 14, 2011, and is incorporated herein by reference.
(3)	Executed by Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz. The Power of Attorney for Mr. Hurwitz is attached as Exhibit 4 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 14, 2011, and is incorporated herein by reference.